                                                                   EXHIBIT 10.14

DATED
                                                                      199_





                               (1) FREEMEDIC PLC

                                      AND

                      (2)   CARDIOTECH INTERNATIONAL INC.








                               LICENCE AGREEMENT



                               Aaron & Partners
                                Grosvenor Court
                                Foregate Street
                                    Chester
                                    CH1 1HG
                                Ref: IV.CAR51.2

THIS AGREEMENT is made the                    day of                       199_

BETWEEN:

1. FREEMEDIC PLC (company number 2776963) whose registered office is at The Royal Free Hospital School of Medicine, University of London, Rowland Hall Street, London, NW3 2PF ("the Licensor"); and

2. CARDIOTECH INTERNATIONAL INC. a US corporation incorporated under the laws of the State of Massachusetts and whose principal place of business is at 11, State Street, Woburn, Massachusetts, MA 01801 ("the Licensee").

WHEREAS:

(A)  The Licensor is the sole owner of the Intellectual Property (as defined).

(B) The Licensor has the right to grant licences of the Intellectual Property in the Territory (as defined).

(C) The Licensee has requested a licence to use the Intellectual Property for the Purpose (as defined) within the Territory.

(D) The Licensor has agreed to grant such a licence to the Licensee on the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION
     --------------

     1.1. In this Agreement the following words and expressions shall have the following meanings:


          "THE COMMENCEMENT DATE"            means the date hereof.

          "THE COMPANY"                      means Cardiotech International

                                        Limited (company no. 3198267) whose
                                        registered office is situate at 5/7
                                        Grosvenor Court, Foregate Street,
                                        Chester, CH1 1HG.

          "CONFIDENTIAL INFORMATION"    means any and all data, results, know-
                                        how (including, but not limited to the
                                        Know-how) plans, business, financial and technical information and other information disclosed by either party to the other, whether orally, in writing or in any other form, either before or after the Commencement Date.

          "DEVELOPMENT WORK"            means the programme of research and
                                        development undertaken by the Company,
                                        the Medical School and the Trust in
                                        respect of Project Two of the Research
                                        Agreement.

          "EUROPEAN ECONOMIC AREA"      means the countries from time to time
                                        parties to the agreement on the European
                                        Economic Area, including without
                                        limitation, the member states from time
                                        to time of the European Union.

          "THE INTELLECTUAL PROPERTY"   means the Know how and the Patents.

          "KIT" means a kit comprising materials and equipment for effecting the Process and developed by the Medical School and/or the Trust, as may be tested, modified or improved as part of the

                                        Development Work.

          "KNOW-HOW"                    means all know-how, inventions,
                                        confidential and technical information,
                                        data, processes and techniques
                                        (including any improvements or
                                        modifications to any pre-existing know-
                                        how, techniques or information):-

                                        (i)  relating to the Process and/or the
                                             Kit which is vested in the Licensor
                                             as at the Commencement Date of the
                                             Research Agreement as the Licensor
                                             identifies to the Licensee within
                                             30 days of the Commencement Date of
                                             the Research Agreement; and

                                        (ii) relating to the Kit, Process and/or
                                             any Product and arising from or
                                             developed during the course of the
                                             Development Work and which is
                                             vested in the Licensor pursuant to
                                             the terms of the Research Agreement

                                             and which the Licensor is entitled
                                             to use and disclose.

          "NET SALE PRICE"                   means the invoiced selling price of
                                             the Products in the Territory net
                                             of insurance and carriage, so far
                                             as the
                                             same are separately invoiced, and
                                             of all rebates, discounts, and
                                             other reductions actually granted
                                             and exclusive of any Value Added
                                             Tax or other duty payable in
                                             respect thereof.

          "PATENTS"                          means any patent applications filed
                                             by or on behalf of the Licensor,
                                             whether before or after the
                                             Commencement Date which seek to
                                             protect any invention developed or
                                             arising from the Development Work
                                             and relating to the Kit, the
                                             Process and/or any Product and
                                             vesting in the Licensor pursuant to
                                             the terms of the Research
                                             Agreement, any application which
                                             claims priority from any such
                                             application, and any patents which
                                             may be granted in respect of any
                                             such applications.

          "PRIMARY PRODUCTS"                 means:-

                                             (i)  any Vascular Graft; and/or

                                             (ii) any Kit incorporating any
                                                  Vascular Graft for effecting
                                                  the Process in connection with
                                                  such Vascular Graft.

          "THE PRIMARY PURPOSE"              means the manufacture, marketing,
                                             supply and development of the
                                             Primary Products.

          "PROCESS"                          means the process developed by the
                                             Medical School and/or the Trust
                                             relating to the extraction of
                                             endothelial cells from patients,
                                             the seeding of those cells onto
                                             materials used in surgery and the
                                             implantation of such seeded
                                             materials into patients, as such
                                             process may be tested, modified and
                                             improved as part of the Development
                                             Work.

          "PRODUCTS"                         means together the Primary Products
                                             and, where the scope of this
                                             Licence has been extended to cover
                                             the supply of Secondary Products by
                                             or on behalf of the Licensee, such
                                             Secondary Products.

          "PURPOSE"                          means together the Primary Purpose
                                             and the Secondary Purpose.

          "QUARTER DAY"                      means 31st March; 30th June; 30th
                                             September and 31st December in each
                                             year.

          "RESEARCH AGREEMENT"               means the Agreement entered into
                                             between the Company and the Royal
                                             Free Hospital School of Medicine
                                             dated [_] 1998 a copy of which is
                                             attached at Schedule 1.

          "SECONDARY PRODUCTS"               means any Kit incorporating any
                                             Stent.

          "THE SECONDARY PURPOSE"            means the manufacture, marketing,
                                             supply and development of the
                                             Secondary Products.

          "STENT"                            means any stent or stent graft for
                                             use in surgery.

          "SUB-LICENSEE"                     means any third party, including
                                             but not limited to the Company or
                                             any other associate of the
                                             Licensee, to whom the Licensee has
                                             sub licensed, sub-contracted or
                                             otherwise transferred any of the
                                             Licensee's rights and/or
                                             obligations under this Agreement in
                                             accordance with Clause 11.3.

          "THE TERRITORY"                    means all countries in the world;
                                             and `country' shall be construed
                                             accordingly.

          "VASCULAR GRAFT"                   means any vascular graft as may be
                                             tested, modified or improved as
                                             part of the Development Work.

     1.2. The headings in this Agreement are inserted only for convenience and shall not affect its interpretation.

     1.3. Where appropriate words denoting a singular number only shall include the plural and vice versa.

     1.4. Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

     1.5. Reference to any Schedule or Annex shall be deemed to be reference to a Schedule of or Annex to this Agreement, and such Schedule or Annex shall form a part hereof.

     1.6. References to any gender shall include the other genders and references to persons shall include individuals, bodies corporate, unincorporated associations and partnerships.

     1.7. Words and expressions defined in the Research Agreement shall have the same meaning herein unless otherwise specifically defined.


2.   RIGHTS GRANTED
     --------------

     2.1. During the continuance hereof, the Licensor grants to the Licensee, on the terms set out in this Agreement, an exclusive licence to use the Intellectual Property in the Territory for the Primary Purpose under the terms of this Agreement.

     2.2. The Licensee shall not be entitled:-

          2.2.1. to supply any Kit with any product other than any Vascular Graft, save as provided in Clauses 2.3 or 2.4;

          2.2.2. to supply any Kit independently from any Vascular Graft save that with the prior written consent of the Licensor (such consent not to be unreasonably withheld or delayed), the Licensee shall be entitled to supply any Kit separately from any Vascular Graft for practical production or supply reasons, provided that the Licensee makes such supply only on such terms as the Licensor may reasonably require and supplies all Kits on the condition (but without guaranteeing the compliance by any third party with such condition) that they be used with a Vascular Graft and that the Kit must not be used with any product other than the Vascular Graft; and

          2.2.3. to use any of the Intellectual Property save as expressly licensed pursuant to Clause 2.1.

          Where in accordance with Clause 2.2.2 the Licensee or any Sub-Licensee supplies any Kit separately from any Vascular Graft, the definition of Products shall be deemed to include any such Kit.

          Where the Licensee or any Sub-licensee supplies any Kit it will do so on the condition (but without guaranteeing the compliance by any third party with such condition) that the Kit is only to be used with the Vascular Graft.

     2.3. Subject to Clause 2.4 and 2.5 below, if at any time during the Minimum Period the Licensee can demonstrate to the reasonable satisfaction of the Licensor that:-

          (i)   it has developed a Stent to which the Process can be applied; or

          (ii) it has acquired the right to manufacture and supply any such Stent; or

          (iii) either (i) or (ii) above is imminent;

          then the exclusive licence granted pursuant to Clause 2.1 shall in addition to Primary Products, extend to cover the Secondary Products and the provisions of clauses 2.1 and 2.2 shall apply mutatis mutandis to include such Secondary Purpose.

     2.4. Subject to Clause 2.5 below, if at any time during the Minimum Period, provided that no extension of the licence for the Secondary Purpose as envisaged by Clause 2.3 above shall then have been granted or such obligation shall have arisen, the Licensor shall receive an approach from any third party wishing to perform the Secondary Purpose, the Licensor shall as soon as reasonably practicable thereafter give to the Licensee details in writing of such approach (subject to any duties of confidentiality owed by the Licensor to any such third party provided that the Licensor shall use all reasonable endeavours to ensure that such obligations of confidentiality do not restrict the provision by the Licensor to the Licensee of sufficient information to enable it to exercise its rights under this Clause 2.4), and shall allow the Licensee a reasonable period of time (being not less than 60 days) in which to demonstrate to the reasonable satisfaction of the Licensor that the Licensee is able to put such Secondary Products as are the subject of the third party approach into such a form as to enable them to be sold on the open market in a shorter period than it would have taken the said third party to do so. If the Licensee is able to demonstrate such capability in accordance with this Clause 2.4 then the exclusive licence granted pursuant to Clause 2.1 shall, in addition to the Primary Products, extend to cover the Secondary Products and the provisions of Clauses 2.1 and 2.2 shall apply mutatis mutandis to include such Secondary Purpose.

     2.5. If the Licensee is planning to enter into the market for Stents in the near future, it shall be entitled to request an extension of the option period provided in clauses 2.3 and 2.4 for a further 12 months from the expiry of the Minimum Period and the Licensor shall not unreasonably withhold or delay its consent to such an extension provided the Licensee demonstrates to the reasonable satisfaction of the Licensor that it is taking active steps to enter that market.

3.   DURATION

     3.1. The Licence granted under Clause 2.1 shall commence on the date hereof.

     3.2. With respect to each country within the Territory, subject to the provisions of Clause 9, the licence granted under Clause 2.1 shall expire on the last to occur of the following:-

          3.2.1. the date upon which last of the Patents (if any) ceases to be in force in the country concerned; or

          3.2.2. 10 years from the date that the Product concerned was first put on the market by or on behalf of the Licensee or any Sub-Licensee in the country concerned.

4.   COMPLIANCE OF PRODUCTS

     The provisions of this Clause 4 shall at all times be subject to the provisions of the Research Agreement.

     4.1. The Licensee shall ensure that all Products supplied by or on behalf of the Licensee or any Sub-licensee:-

          4.1.1. are safe, non-hazardous and comply with all regulatory requirements applying to such Products in the relevant country within the Territory.

     4.2. The Licensor makes no representations or warranties that the Products will be safe or non-hazardous. The Licensee will be responsible for any product liability claims relating to the Products licensed to the Licensee hereunder and their use and the Licensor, its officers, employees and agents will have no liability to the Licensee or any Sub-Licensee whether in contract, tort, negligence or otherwise for any loss or damage arising out of or in connection with the manufacture, supply or development of any Products by or on behalf of the Licensee or any Sub-Licensee which are not safe or are hazardous.

     4.3. The Licensee shall indemnify the Licensor and keep the Licensor fully indemnified against any and all liability, losses damages, costs, claims and expenses (including legal expenses) actually incurred by the Licensor, the Medical School and the Trust and arising out of or in connection with:-

          4.3.1. any manufacture, use, distribution or supply of the Products by or on behalf of the Licensee or any Sub-licensee; or

          4.3.2. any use by a third party of any Products manufactured and/or supplied by or on behalf of the Licensee or any Sub-licensee where such liability, damages, losses, costs, claims or expenses are suffered, incurred or experienced by the Licensor (or Medical School or Trust) as a result of the negligence, breach of statutory duty or breach of any of the provisions of this Agreement on the part of the Licensee, its directors, officers, employees, agents or any Sub-licensee.

5.   INTELLECTUAL PROPERTY

     5.1. At the Licensor's written request the Licensee will:

          5.1.1. ensure that all Products bear a label quoting any relevant patent numbers and/or stating in English that the Products are manufactured by the Licensee or Sub Licensee with the permission of the Licensor, the terms of such wording and its placing shall be as reasonably requested by the Licensor; and

          5.1.2. ensure that all literature relating to the Products includes a notice in similar terms.

6.   OWNERSHIP OF THE INTELLECTUAL PROPERTY
     --------------------------------------

     6.1. Subject to the provisions of this Clause 6.1 the Licensor hereby warrants represents and undertakes to the Licensee:-

          6.1.1. that it has the right and authority to enter into this Agreement; and

          6.1.2. that it will notify the Licensee in writing immediately upon it receiving written notification that the use of any of the Intellectual Property on or in relation to the Products in any part of the Territory in accordance with the terms of this Agreement infringes or is likely to infringe the Intellectual Property Rights of any third party, but for the avoidance of doubt the provisions of this clause 6.1.2 will not impose a positive duty upon the Licensor to make specific enquiries in respect thereof.

          The Licensor acknowledges and confirms that the Licensor has not sought the consent of Thermedics Inc. or any other third party which owns any interest in any Patents as defined in the Research Agreement and the Licensee warrants that such consent is not required for the purposes of this Agreement.

     6.2. Where any of the Know-How is patentable, the Licensor may in its absolute discretion apply for Patents in any country within the Territory at the Licensor's cost. Where the Licensor so applies for any Patent, it will promptly pay all registration, renewal and other related fees necessary to maintain the registrations of any Patents on the relevant register of patents ("the Register") within the said countries within the Territory and where such Patents are applications shall prosecute the applications with due diligence during the term of this Agreement.

     6.3. If the Licensor notifies the Licensee in writing that it does not intend to apply for any Patent in any of the countries within the Territory in accordance with Clause 6.2 above, then the Licensee shall itself be entitled to apply for any such Patent in the relevant country in the name of the Licensor at the cost of the Licensee and in accordance with the reasonable directions of the Licensor and, for so long as the Licensee shall remain exclusively entitled thereto, shall promptly pay all registration, renewal and other fees necessary to maintain the registrations of such Patents on the Register within such country, and where such Patents are applications, shall prosecute the applications with due diligence during the term of this Agreement.

     6.4. In the event that the Licensor, or where relevant the Licensee applies for a Patent pursuant to Clauses 6.2 or 6.3 above for the purpose of, or in connection with the granting of a licence to the Licensee, then for so long as such exclusive licence enures for the benefit of the Licensee, the party so applying shall be entitled to require the other party to provide such assistance as the applying party may reasonably request in connection with the prosecution of such application, subject to the applying party reimbursing the other for all fees, costs and expenses incurred by it in providing such assistance.

     6.5. Each of the Licensor and the Licensee undertakes not to do or permit to be done any act which would or might jeopardise or invalidate the registration of any Patent nor to do or permit any act which might assist or give rise to an application to remove any of the Patents from the Register or which might prejudice the right or title of the Licensor to any of the Intellectual Property.

     6.6. The Licensee will on request give or procure that there is given to the Licensor or its duly authorised representative any information as to the use of the Intellectual Property which the Licensor may reasonably require.

     6.7. The Licensee shall assist the Licensor as may be reasonably necessary (including by executing any necessary documents) in recording the Licensee as a licensee of the Patents on the Register and the Licensee hereby agrees that such entry may be cancelled by the Licensor on termination of this Agreement, for whatever reason, and that it will assist the Licensor so far as may be necessary to achieve such cancellation including by executing or procuring that there is executed at the request of the Licensor any documents necessary for that purpose, subject to the Licensor bearing the costs relating to the removal of such entry where this Agreement is terminated by reason of breach on the part of the Licensor.

7.   INFRINGEMENTS
     -------------

     7.1. To the extent that the same relates to the exclusive licence or option granted or to be granted to the Licensee hereunder, each of the parties hereto shall as soon as it becomes aware thereof give to the other in writing full particulars of any activity by any person which amounts or might amount either to infringement of any of the Patents or misuse of the Know-how.

     7.2. To the extent that the same relates to the exclusive licence or option granted or to be granted to the Licensee hereunder, then without prejudice to the requirement set out in Clause 6.1.2 above, if either party hereto becomes aware that any person either alleges that any of the Patents is invalid or that the use of the Intellectual Property infringes any Intellectual Property Rights of any third party or the Intellectual Property is otherwise attacked or challenged such party shall immediately give to the other full particulars in writing thereof. Subject to Clause 7.3, the Licensee shall make no comments or admission to any third party in respect thereof without the prior written consent of the Licensor.

     7.3. Where any third party alleges that the Licensee has infringed its Intellectual Property Rights as a result of the manufacture, use or supply of any Products by or on behalf of the Licensee in any of the Territories, the Licensee shall be responsible for conducting any proceedings relating to its defence and shall consult with the Licensor in respect of any such proceedings. The Licensor will give the Licensee all such assistance as is reasonable in the circumstances. The Licensee shall be responsible for all costs relating to such proceedings (including the reasonable costs of the Licensor in providing such assistance) and shall keep any damages and costs awarded.

     7.4. Where there is any infringement or suspected infringement of any of the Patents any attack or challenge on any of the Patents or any unauthorised disclosure or mis-use of the Know-How within any country within the Territory, the Licensor shall at its own option and expense have the sole conduct of any proceedings in respect thereof and will retain any damages and costs awarded to it. The Licensor shall consult with the Licensee in connection with such proceedings.

     7.5. Where there is any infringement or suspected infringement of any of the Patents or any unauthorised disclosure or misuse of the Know how within any country within the Territory and where the Licensor initiates proceedings in respect thereof, then to the extent that such infringement, disclosure or misuse relates to any of the Products, the Licensor will at the Licensee's written request use its reasonable endeavours to join the Licensee in as co-plaintiff in such proceedings. In such circumstances the Licensee will bear its own costs and expenses relating to such proceedings and will retain any damages or costs awarded to it.

     7.6. Where the Licensor decides not to take any action in respect of-

          (i)  any attack or challenge on any of the Patents; or

          (ii) any infringement or suspected infringement of any of the Patents or any unauthorised disclosure or misuse of any of the Know-how which relates to the Products;

          the Licensor shall notify the Licensee and, subject to Clauses 7.7 and
          7.8 below, shall permit the Licensee at its own option and expense to have the sole conduct of any proceedings relating to the same and the Licensee shall be entitled to retain any damages and costs awarded to it. The Licensee shall consult with the Licensor in connection with such proceedings. Where the Licensee commences any infringement proceedings in accordance with this Clause 7.6 the Licensee shall, at the Licensor's written request use its reasonable endeavours to join the Licensor in as co-plaintiff in such proceedings. In such circumstances the Licensor will bear its own costs and expenses relating to such proceedings and will retain any damages or costs awarded to it.

     7.7. Where a situation as envisaged by Clause 7.6(i) or 7.6 (ii) above has arisen but the Licensee is not the sole Licensee in respect of the Intellectual Property giving rise to such action, then the Licensor shall, acting reasonably and having full regard of the wishes, available financial resources and potential loss of such party, decide which of the Licensee or the other licensee(s) shall take action in respect of the same. Where procedurally possible, such decisions shall not preclude the Licensor or Licensee from being joined into such proceedings as co-plaintiffs in which case the provisions of Clause
          7.5 and 7.6 in respect thereof shall apply mutatis mutandis.

     7.8. In any proceedings to which either the Licensor or the Licensee (as the case may be) is a party hereunder pursuant to Clauses 7.4 to 7.7 (inclusive), then the other party shall give the Licensor or the Licensee (as the case may be) such assistance as that party may reasonably request in connection with such proceedings, subject to the Licensor or the Licensee (as the case may be) meeting that other party's reasonable costs and expenses in connection therewith, save that where both parties are co-plaintiffs in respect of any such proceedings, they shall each bear their own costs and expenses incurred in connection with any such proceedings.

8.   SALES AND ROYALTIES
     -------------------

     8.1. The Licensee will use its reasonable endeavours to promote and develop the sale of the Products by it or on its behalf in the Territory.

     8.2. Subject to the provisions of this Clause 8, and in particular Clause
          8.3 below, during the continuance of this Agreement the Licensee shall pay the Licensor royalties on sales of the Products made by it or on its behalf or by its Sub licensees (if any) in the Territory at the following rates:

          8.2.1. In respect of all Products sold by or on behalf of the Licensee or any Sub-Licensee which have either been manufactured or sold in any country where any Patent subsists in respect thereof:

                  (i) (Pounds)0-5,000,000 of such Products sold by or on behalf of the Licensee or any Sub-Licensee (calculated by reference to the aggregate Net Sale Price) = 6%;

                  (ii) (Pounds)5,000,001-(Pounds)7,500,000 of such Products sold by or on behalf of the Licensee or any Sub-Licensee (calculated by reference to the aggregate Net Sale Price) = 4%;

                  (iii) (Pounds)7,500,001 + of such Products sold by or on behalf of the Licensee or any Sub-Licensee (calculated by reference to the aggregate Net Sale Price) = 2%.

          8.2.2. in respect of all Products sold by or on behalf of the Licensee or any Sub-licensee which have either been manufactured or sold in any country where no Patent subsists, a royalty of 2% of the Net Sale Price of all such Products, irrespective or the quantity of such Products sold.

          For the avoidance of doubt, the Licensee will not in any circumstances be required under Clause 8.2 to pay any royalties twice in respect of the same unit of Product.

     8.3. For the purpose of calculating the royalty payable to the Licensee by the Licensor hereunder, there shall be a disregard of (Pounds)80,000 with the effect that the Licensee shall be released from any liability to pay the first (Pounds)80,000 of royalties calculated as due on sales of the Products by or on behalf of the Licensee pursuant to Clause 8.2.

     8.4. For the avoidance of doubt any royalty calculations made hereunder shall be based upon the royalty rate prevailing in that part of the Territory in which the Product was either manufactured or supplied whichever is the greater.

     8.5. In the event that the Licensee or any Sub-licensee supplies any Products to any connected person, such supply shall be ignored for the purposes of calculating the royalties due under this Clause 8 and the Licensee shall pay the Licensor royalties calculated in accordance with this Clause 8 by reference to the Net Sales Price of the Products when disposed of by such connected person to an unconnected person.

     8.6. If any Products are incorporated in any other equipment or apparatus or included as part of a larger kit sold by the Licensee or any Sub-licensee and the price of the Product is included in the price of such other equipment, apparatus or kit, the Net Sale Price for the purpose of calculating royalties due under this Agreement shall be deemed to be that proportion of the Net Sale Price of that other equipment, apparatus or kit which is fairly attributable to the Products, comparing the manufacturing cost of the other equipment, apparatus or other parts of the kit to that of the Products as components thereof. Notwithstanding the above, where any Product supplied is a Kit incorporating any Vascular Graft of Stent, the Net Sales Price shall be the price of the Kit and Vascular Graft or the Kit and the Stent (as appropriate).

     8.7. For the purpose of this Agreement a calendar year will commence on 1st January in each year and expire on the following 31st December. The Licensee shall within 30 days of the first Quarter Day following the Commencement Date and within 30 days of each following (or subsequent) Quarter Day provide a statement to the Licensor giving particulars of the sales of the Products by the Licensee and any Sub Licensee during the preceding quarter (or in the first quarter during the period from the Commencement Date to the first Quarter Day) showing the quantity of the Products sold, the price charged in which of the Territories such Products were both manufactured and sold, any discounts or other rebates given, the Net Sale Price and the royalty due and if more than one type of the Products is sold, showing such information for each type, together with any other particulars as the Licensor may reasonably require and shall pay the royalties to the Licensor at the same time as rendering the statement.

     8.8. All sums payable hereunder are exclusive of Value Added Tax, which shall in addition be payable by the Licensee where appropriate. All royalties and other payments due under this Agreement by the Licensee shall be paid without deduction or withholding in respect of duties, taxes or charges levied or imposed by any taxation authority under the laws of any country unless the deduction or withholding is required by the law of that country. In which event, the Licensee shall provide to the Licensor either an official receipt from the relevant taxation authority in respect of all amounts so deducted or withheld or (if not available) a certificate of deduction or equivalent evidence to enable the Licensor to obtain credit for the tax deducted or to claim from double taxation (if such relief is available).

     8.9. The Licensee shall and shall procure so far as it is able that its Sub Licensee shall keep separate , detailed, true and accurate books and records of all sales of the Products to enable the Licensor to check the accuracy of the information contained in the statements rendered under clause 8.7, such books and records to be retained by the Licensee and any other Sub-Licensees for at least three years from the date of their creation. The Licensor shall be entitled at its expense to inspect such books and records by its authorised representative or representatives on reasonable notice during business hours and to take copies of or extracts from such books and records, save that this right shall not be exercisable in respect of any statement if no inspection has been made within three years of its being rendered to the Licensor. In the event that the statements rendered under clause 8.7 are inaccurate by more than 5 per cent, the costs of such inspection shall be paid by the Licensee. Any information about the business of the Licensee which may be obtained by the Licensor as a result of any such inspection and which does not relate to the Products shall be kept confidential by the Licensor.

     8.10. The Licensee shall supply to the Licensor within 60 days of the end of each Year of this Agreement a certificate in writing by its auditors certifying the aggregate Net Sale Price of the Products sold or otherwise disposed of by the Licensee or any Sub-Licensee that Year and the amount of royalty due. The rendering of such certificate shall not preclude the right of inspection given to the Licensor in clause 8.8.

9.   TERMINATION
     -----------

     9.1. Either party may terminate this Agreement without prejudice to its other remedies forthwith by notice in writing to the other if that other either:

          9.1.1. commits a material breach of this Agreement; provided that if the breach is capable of remedy the notice shall only be given if the party in breach shall not have remedied the same within 30 days of having been given notice in writing specifying the breach and requiring it to be remedied; or

          9.1.2. is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrative receiver or an administrator appointed of its assets or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the party giving notice means that the other may be unable to pay its debts.

     9.2. Termination of this Agreement for whatever reason shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination and in particular but without limitation the right to recover damages from the other.

     9.3. Upon the termination of this Agreement in accordance with the terms of this Agreement the Licensee shall cease to make any use of the Intellectual Property and shall cease all manufacture, supply and use of all Products save that if the Licensee has a stock of Products existing or in the course of manufacture or unfulfilled orders on hand at the date of termination of this Agreement the Licensee may, but only with the Licensor's specific permission, sell such stock on the terms hereof or such other terms as may be reasonably agreed.

     9.4. Upon termination or expiry of this Agreement the following Clauses shall remain in full force and effect: Clauses 1, 4, 6.7, 8, 9.2, 9.3, 9.4, 10, 13, 14, and 16.

10.  CONFIDENTIALITY
     ---------------

     10.1. Each party shall retain ownership of all Confidential Information (and any copies thereof) disclosed by it to the other and may require the return of any such Confidential Information and any copies at any time.

     10.2. Each party shall maintain confidentiality of the other's Confidential Information and, in particular, shall:-

           10.2.1. only use such Confidential Information for the purposes of performing its obligations under this Agreement;

           10.2.2. only disclose such Confidential Information to those of its employees to whom it is necessary to disclose such Confidential Information for the purposes of this Agreement, but only to the extent necessary to enable it to perform its obligations under this Agreement and provided that it shall remain responsible for procuring that its employees do not further disclose the Confidential Information or use it for any purpose other than to assist the receiving party in performing its obligations under this Agreement.

     10.3. Each party shall be responsible for the compliance with this Clause 10 on the part of its employees or any other persons to whom such Confidential Information is disclosed for the purposes of this Agreement.

     10.4. The obligations set out in this Clause 10 shall not apply to any Confidential Information which:-

           10.4.1. the disclosing party in writing authorises the receiving party to disclose;

           10.4.2. is or comes into the public domain other than through any act or default either directly or indirectly of the receiving party, its officers, employees, agents, representative or Sub-licensees;

           10.4.3. the receiving party can prove by documentary evidence was already in its possession at the time of its receipt from the disclosing party and that the receiving party was free from any obligation of confidence in respect of such information;

           10.4.4. is subsequently disclosed to the receiving party by a person who did not acquire the information directly or indirectly from the disclosing party and such third party was in lawful possession of such information and not in violation of any obligation or confidentiality in respect of such information; or

           10.4.5. the receiving party is obliged to disclose by order of any competent jurisdiction or a governmental or regulatory body, provided that the receiving party uses its best endeavours to limit such disclosure and to provide the disclosing party with an opportunity to make representations to the relevant court or governmental or regulatory body.

     10.5. For the avoidance of doubt, information shall not be deemed to be within any of the exceptions included in Clause 10.4 merely because it is embraced by general disclosure in the public domain or in the lawful possession of the receiving party, nor shall a combination of information be deemed to be within any of the exceptions set out in Clause 10.4 merely because individual items of information are in the public domain or in the lawful possession of the receiving party, unless the specific combination of information is itself in the public domain or in the lawful possession of the receiving party.

11.  ASSIGNMENT
     ----------

     11.1. Subject to Clause 11.3, neither party hereto shall assign, transfer, sub-contract or in any other manner make over to any third party the benefit and/or burden of this Agreement without the prior written consent of the other, except that the Licensor shall be entitled without the Licensee's prior written consent, such consent not to be unreasonably withheld or delayed, to assign its rights and benefits under this Licence to University College London (or any other organisation in the University of London) or any company owned by University College London (or any such other organisation) in connection with the proposed merger of the Medical School with University College London (or any such other organisation) provided that in the event of such merger save where statutorily inappropriate the Licensor, the Licensee and University College London (or any such other organisation) will enter into an agreement novating the obligations of the Licensor hereunder to University College London (or such other organisation).

     11.2. In the event of an assignment this Agreement shall be binding upon such successor or assignee and the name of a party appearing herein shall be deemed to include the names of any such successor or assignee.

     11.3. The Licensee shall not be entitled to sub-license or sub-contract any of its rights and/or obligations under this Agreement to any person without the prior written consent of the Licensor such consent not to be unreasonably withheld or delayed, save that the Licensee shall be entitled to sub-license or sub-contract any of its rights to the Company without the Licensor's consent. The Licensee shall be entitled to appoint any distributor or agent in respect of the supply of the Products without the consent of the Licensor.

     11.4. In the event that the Licensee sub-licenses or sub-contracts any of its rights under obligations under this Agreement to any person (including, for the avoidance of doubt, the Company):-

           11.4.1. the Licensee shall be responsible to the Licensor for all acts and/or omissions of each Sub-Licensee as if such acts or omissions had been made by the Licensee;

           11.4.2. the Licensee shall enter into a written sub-licence agreement with the Sub-licensee and promptly provide the Licensor with a copy of any sub-licence agreement;

           11.4.3. the Licensee shall ensure that provisions of any such sub-licence agreement are entirely consistent with the provisions of this Agreement and shall prohibit further sub-licensing and sub-contracting by the Sub-licensee without the prior written consent of the Licensor and the Licensee such consent not to be unreasonably withheld or delayed; and

           11.4.4. the Licensee shall use its reasonable endeavours to procure that each Sub-Licensee complies fully at all times with the provisions of its sub-licence agreement in respect of the subject matter hereof and shall enforce the terms of each such sub-licence against the relevant Sub-Licensee.

12.  FORCE MAJEURE
     -------------

     12.1. Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement except for the obligation to pay any monies due, occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other cause beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one or more of such causes such party shall give written notice to the other of such inability stating the cause in question and the date on which such cause commenced. The operation of this Agreement shall be suspended during the period (and only during the period) in which the cause continues to have effect. Forthwith upon the cause ceasing to have effect the party relying upon it shall give written notice thereof to the other. If the cause continues to have effect for a period of more than 60 days the party not claiming relief under this clause shall have the right to terminate this Agreement upon giving 30 days written notice of such termination to the other party, but such notice shall not take effect if the other party gives notice within that period that the cause has ceased to prevent the operation of this Agreement and forthwith upon such cessation recommences the full and punctual performance of its obligations hereunder.

13.  ILLEGALITY
     ----------

     13.1. If any provision or term of this Agreement shall become or be declared illegal, invalid or unenforceable for any reason whatsoever such term or provision shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement provided always that if such deletion substantially affects or alters the commercial basis of this Agreement the parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement so as to achieve so far as possible the same economic effect without rendering the Agreement so amended or modified illegal, invalid or unenforceable.

14.  ENTIRE AGREEMENT/AMENDMENT/PRESS RELEASES/COSTS
     -----------------------------------------------

     14.1. This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior oral or written agreements, understandings or arrangements between them relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding, or arrangement, representation, term or warranty which is not expressly contained in this Agreement and no change may be made to it except in writing signed by duly authorised representatives of both parties save that nothing in this Agreement shall operate to exclude any provision implied into this Agreement by English law which may not be excluded by English law or to limit or exclude any liability, right or remedy to a greater extent than is permissible under English law.

     14.2. Without prejudice to the generality of Clause 14.1, the Licensor does not give any warranty, representation or undertaking:-

           14.2.1. as to the efficacy or usefulness of any of the Intellectual Property;

           14.2.2. that any of the Patents is or will be valid or subsisting or where any such Patents are applications that, such applications will proceed to grant; or

           14.2.3. that any use of the Intellectual Property and the manufacture, supply or use of any of the Products will not infringe the intellectual property or other rights of any third party.

     14.3. No failure or delay on the part of either of the parties to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

     14.4. The text of any press release or other communication to be published by or in the media concerning the subject matter of this Agreement shall require the approval of each of the parties.

     14.5. Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

     14.6. Nothing in this Agreement shall create or imply any relationship of agency, partnership or joint venture between the parties.

     14.7. The Licensee shall not act or describe itself as the agent of the Licensor and shall not represent that it has any authority to bind the Licensor.

15.  NOTICE
     ------

     15.1. Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by hand or by registered post; or facsimile to the address set out above for such party or such other address as one party may from time to time designate by written notice to the other.

     15.2. Any such notice or other document shall be deemed to have been received by the addressee two working days following the date of dispatch if the notice or other document is sent by registered post, or simultaneously with the delivery or transmission if sent by hand or facsimile.

16.  GOVERNING LAW AND JURISDICTION
     ------------------------------

     16.1. The validity, construction and performance of this Agreement shall be governed by English law, and shall be subject to the exclusive jurisdiction of the English Courts.


IN WITNESS WHEREOF the parties acting through their duly authorised representatives have executed this Agreement the day and year first before written.




Signed by                                  )
for FREEMEDIC PLC  in the                  )
presence of:-                              )




Signed by
for CARDIOTECH                             )
INTERNATIONAL INC.                         )
in the presence of:-                       )

                                  SCHEDULE 1
                                  ----------

                              Research Agreement
                              -------------------

                                  SCHEDULE 2
                                  ----------

                              Licensor's Know-how
                              -------------------